REAL ESTATE LEASE

This Lease  Agreement  (this "Lease") is made effective as of February 01, 2002,
by  and  between  Curtis  A.Swanson   ("Landlord's,   and  RTIN  Holdings,  Inc.
("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the property (the "Premises") located at 3218 Page Rd., Longview, Texas 75605.

TERM. The lease tern will begin on February 01, 2002 and will terminate on December 31, 2002.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly installments of $600.00 per month, payable in advance on the first day of each month, for a total lease payment of $6,600.00. Lease payments shall be made to Landlord at 2866 W. Country Club Rd., Longview, Texas 75602, which may be changed from time to time by Landlord.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES/ABSENCES. Tenant shall occupy and use the Premises as a dwelling unit. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

PETS. No pets shall be allowed on the Premises. At the time of signing this Lease, Tenant shall pay to Landlord, in trust, a deposit of $0.00, to be held and disbursed for pet damages to the Premises (if any) as provided by law. This deposit is in addition to any other security deposit stated in this Lease.

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

MAINTENANCE. Landlord shall have the responsibility to maintain the Premises in good repair at all times and perform all repairs necessary to satisfy any implied warranty of habitability.

UTILITIES AND SERVICES. Tenant shall be responsible fox all utilities and services in connection with the Premises for the term of this Lease.

TAXES. Landlord shall pay all real estate taxes which may be levied against the Premises.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this

Lease, Landlord may terminate this lease upon sixty (60) days' written notice to Tenant that the Premises have been sold.

DESTRUCTION OR CONDEMNATION OF PREMISES. If the Premises are damaged or destroyed by fire or other casualty to the extent that enjoyment of the dwelling unit is substantially impaired, Landlord, in its sole discretion may elect to repair the Premises or terminate the Lease upon thirty days' written notice to Tenant. If the Premises are condemned or cannot be repaired, this Lease will terminate upon twenty days' written notice by either party.

HABITABILITY. Tenant has inspected the Premises and fixtures (or has had the Premises inspected on behalf of Tenant), and acknowledges that the Premises are in a reasonable and acceptable condition of habitability for their intended use, and the agreed lease payments are fair and reasonable. If the condition changes so that, in Tenant's opinion, the habitability and rental value of the Premises are adversely affected, Tenant shall promptly provide reasonable notice to Landlord.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provision of law to the contrary, if Tenant fails to cure any financial obligation within 10 days (or any other obligation within 30 days) after written notice of such default is provided by Landlord to Tenant, Landlord may elect to cure such default and the cost of such action shall be added to Tenant's financial obligations under this Lease. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord lease payments) during the Holdover Period at a rate equal to 150% of the most recent rate preceding the Holdover Period. Such holdover shall constitute a month-to-month extension of this Lease.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charged the maximum amount allowable under applicable law for each check that is returned to Landlord for lack of sufficient funds.

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

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenant shall have the obligation to conduct any construction or remodeling (at Tenant's expense) that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises (at Tenant's expense) that appropriately facilitate its use for such purposes. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of Landlord which shall not be unreasonably withheld. At the end of the lease term, Tenant shall be entitled to remove (or at the request of Landlord shall remove) such fixtures, and shall restore the Premises to substantially the same condition of the Premises at the commencement of this Lease.


ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Premises. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual "To Let" signs and show the Premises to prospective tenants.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

MECHANICS LIENS. Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

SUBORDINATION OF LEASE. This Lease is subordinate to any mortgage that now exists, or may be given later by Landlord, with respect to the Premises.;

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises, nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the party at the appropriate address set forth below. Such addresses may be changed from time to time by either party by providing notice as set forth below. Notices mailed in accordance with these provisions shall be deemed received on the third day after posting.

LANDLORD:
---------

Curtis A.Swanson
2866 W. Country Club Rd.
Longview, TX 75605

TENANT:
-------

RTIN Holdings, Inc.
3218 Page Rd.
Longview, Texas 75605

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Texas.

ENTIRE AGREEMENTlAMENDMENT. This Lease contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

LANDLORD:

 /s/ Curtis A. Swanson
-----------------------
Curtis A.Swanson



TENANT:

 /s/ Stanley L. Swanson
-----------------------
RTIN Holdings, Inc.









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